As filed with the Securities and Exchange Commission on October 4, 2006.

File No. 811-04611

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

Registration Statement Under the Investment Company Act of 1940

Amendment No. 37

ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

(Exact name of Registrant as Specified in Charter)

800 Scudders Mill Road

Plainsboro, NJ 08536

(Address of Principal Executive Offices)

Registrant's telephone number, including Area Code: (800) 522-5465

Mr. Christian Pittard

Aberdeen Asset Management Inc.

1735 Market Street, 37th Floor

Philadelphia, PA 19103

(Name and Address of Agent for Service)

Copies to:

Sander M. Bieber, Esq.

Dechert LLP

1775 I Street, NW

Washington, DC 20006

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box .... [ ]

It is proposed that this filing will become effective (check appropriate box)

[ ] when declared effective pursuant to Section 8(c)

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.

[x] immediately upon filing pursuant to paragraph (b)

PART C

Registrant's Certificate of Notice dated September 12, 2006, filed herewith as Exhibit (a)(23).

SIGNATURES

          Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 37 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 4th day of October, 2006.

ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

*

Martin J. Gilbert

President and Director

                                                                                By: /s/ Victoria M. Szybillo

                                                                                Victoria M. Szybillo

                                                                                as Attorney-in-Fact for Martin J. Gilbert

* Pursuant to a power of attorney filed herewith.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Director or Officer constitutes and appoints Sander M. Bieber, David J. Harris, Wendy Fox, Jennifer O. Epstein, Victoria M. Szybillo, Karl Paulson Egbert, and Tiffany Ford, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place, and stead, in any and all capacities, to sign any and all registration statements, exemptive applications, no-action letter requests and other regulatory filings made applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.

Name                                               Title                                            Date

/s/ Martin J. Gilbert                            President and Director                  September 12, 2006

Martin J. Gilbert

/s/ Christian Pittard                             Principal Financial and                  September 12, 2006

Christian Pittard                                 Accounting Officer

/s/ Anthony E. Aaronson                    Director                                        September 12, 2006

Anthony E. Aaronson

/s/ David L. Elsum                              Director                                       September 13, 2006

David L. Elsum

/s/ P. Gerald Malone                          Director                                       September 12, 2006

P. Gerald Malone

/s/ Neville J. Miles                              Director                                       September 20, 2006

Neville J. Miles

/s/ William J. Potter                            Director                                       September 12, 2006

Willam J. Potter

/s/ Peter Sacks                                   Director                                       September 12, 2006

Peter D. Sacks

/s/ Anton E. Schrafl                            Director                                       September 12, 2006

Anton E. Schrafl

/s/ John T. Sheehy                              Director                                       September 12, 2006

John T. Sheehy

/s/ Brian M. Sherman                         Director                                        September 13, 2006

Brian M. Sherman

EXHIBIT INDEX
Exhibit	Description
(a)(23)	Registrant's Certificate of Notice dated September 12, 2006